Exhibit 10.51

ASSIGNMENT OF PROMISSORY NOTE

THIS ASSIGNMENT OF PROMISSORY NOTE (this “Assignment”), is made and entered into effective as of March 1, 2022, by INDUSTRIAL REALTY GROUP, a Nevada limited liability company (“Assignor”), in favor of JKP FINANCIAL, LLC, a Delaware limited liability company, and IRG, LLC, a Nevada limited liability company (each individually, with its successors and assigns, an “Assignee,” and together, with their respective successors and assigns, “Assignees”).

W I T N E S S E T H

WHEREAS, Assignor is the holder of that certain Promissory Note, dated November 23, 2021, in the original principal amount of Eight Million Five Hundred Thousand Dollars ($8,500,000), in which Assignor is Lender and Hall of Fame Resort & Entertainment Company, a Delaware corporation, is Borrower (the “Note”); and

WHEREAS, Assignor desires to assign to each Assignee a one-half (½) interest in the Note;

NOW, THEREFORE, in consideration of the premises above set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignees hereby covenant and agree as follows:

1. Assignment; Amended and Restated Promissory Notes. Effective as of the date hereof, Assignor does hereby transfer, assign, grant, convey and set over to each Assignee, its successors and assigns, a one-half (½) interest in all of the right, title, interest and benefit of Assignor in and to the Note. Assignor and Assignees agree that the Note shall be replaced by two separate First Amended and Restated Promissory Notes (one in favor of each Assignee), to be executed and delivered by Borrower to each Assignee. Each such First Amended and Restated Promissory Note (a) shall be in the original principal amount equal to the sum of (i) Four Million Two Hundred Seventy-Three Thousand Five Hundred Forty-Three and 46/100 Dollars ($4,273,543.46), and (b) shall reflect any other terms agreed upon by the applicable Assignee and Borrower.

2. Representations and Warranties of Assignor. This Assignment is made without recourse, representation or warranty, express or implied, except that Assignor represents and warrants that (a) Assignor has full power and authority to make and execute this Assignment, (b) Assignor has not previously assigned, encumbered, endorsed, pledged, or hypothecated the Note, or otherwise transferred to another individual or entity any right, title, interest, or claim in, to, or under the Note, and (c) the Note is not subject to any restrictions, claims, liens or encumbrances except as set forth therein.

3. Successor and Assigns. This Assignment shall be binding upon Assignor and inure to the benefit of Assignor and Assignees and their respective successors and assigns.

4. Headings and Counterparts. The headings of the paragraphs of this Assignment have been included only for convenience and shall not be deemed in any manner to modify or limit any of the provisions of this Assignment or be used in any manner in the interpretation of this Assignment. This Assignment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[End of Assignment; signature page follows]

IN WITNESS WHEREOF, Assignor and Assignees have duly executed this Assignment of Promissory Note effective as of the day and year first above written.

Assignor:

INDUSTRIAL REALTY GROUP, LLC,
a Nevada limited liability company

By:	/s/ John A. Mase
	Name:	John A. Mase
	Title:	Chief Executive Officer

Assignees:

JKP FINANCIAL, LLC,
a Delaware limited liability company

By:	/s/ John A. Mase
	Name:	John A. Mase
	Title:	Chief Executive Officer

IRG, LLC,
a Nevada limited liability company

By:	S.L. Properties, Inc.,
a Delaware corporation,
its Manager

By:	/s/ John A. Mase
	Name:	John A. Mase
	Title:	Chief Executive Officer